LOCK-UP AGREEMENT

April __, 2008

China Cablecom Holdings, Ltd.
17 State Street, Suite 1600
New York, New York 10004

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger, dated October 30, 2007 (the “Merger Agreement”) by and among, Jaguar Acquisition Corporation (the “Jaguar”), China Cablecom Ltd. and Clive Ng (the “Principal Shareholder” or “Executive”), and the Settlement Agreement, dated as of January 9, 2008, by and among the Executive, China Cablecom Holdings, Ltd., Jaguar, China Broadband, Inc., China Broadband, Ltd., Stephen P. Cherner, Maxim Financial Corporation, Mark L. Baum, BCGU, LLC, Mark I. Lev, Wellfleet Partners, Inc., Pu Yue, and Chardan Capital Markets, LLC (the “Settlement Agreement”). Defined terms not otherwise defined herein (the “Letter Agreement”) shall have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Settlement Agreement, the Principal Shareholder will, subject to the terms thereof, transfer to the undersigned 390,000 ordinary shares of China Cablecom Holdings, Ltd.(the “Company”) (the “Shares”). In satisfaction of a condition of the Settlement Agreement and as required under the terms of the lockup agreement executed by the Principal Shareholder in connection with the consummation of the Merger Agreement, the undersigned irrevocably agrees with the Company that (i) until the earlier of the date (the “Trade Commencement Date”), that (x) is six months after April 9, 2008, and (y) a registration statement to be filed 30 days after the consummation of the Business Combination for the resale of the ordinary shares of China Cablecom Holdings, Ltd. acquired by the Principal Shareholder in the consummation of the Business Combination, the shares of China Cablecom Holdings, Ltd. common stock to be issued to the holders of preferred shares of China Cablecom, Ltd. in the Business Combination, and the Shares, shall be declared effective by the Securities and Exchange Commission (the “SEC”), it shall not offer, sell, contract to sell, gift, exchange, assign, pledge or otherwise encumber or dispose of its Shares (or enter into any transaction which is designed to, or might reasonably be expect to, result in the disposition, (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned, or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the establishment or increase in a put equivalent position or liquidation or decrease in a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to the Shares (each of the foregoing referred to as a “Disposition”); (ii) for a period of 6 months after the Trade Commencement Date, not to effect a Disposition of more than 33 ⅓% of its Shares, and (iii) for a period of 12 months after the Trade Commencement Date not to effect a Disposition of more than 66 ⅔% of its Shares (the “Restriction Period”). The foregoing restriction is intended to preclude the undersigned from engaging in any hedging transaction, which is designed to or is reasonably expected to lead to or result in a Disposition during such period even if the Shares would be disposed of by someone other than the undersigned. In order to enforce this covenant, the Company will impose, on or before the Closing Date, irrevocable stop-transfer instructions preventing the Company’s transfer agent from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, nothing in the Settlement Agreement or this Letter Agreement shall prevent the undersigned from negotiating the sale of Shares where neither the obligation to sell nor the obligation to buy become binding until the Trade Commencement Date, subject to the limitation on the number of Shares the undersigned is permitted to dispose of during the Restriction Period; and further, the undersigned may effect a Disposition of Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee if such pledgee agrees that it will under no circumstances foreclose with respect to such Shares until after the Trade Commencement Date, subject to the limitation on the number of Shares the undersigned is permitted to dispose of during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to permit the transaction contemplated by the Settlement Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the transactions contemplated by the Merger Agreement and the Settlement Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. The undersigned hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Settlement Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

By its signature below, the Company acknowledges and agrees that it will instruct its transfer agent to place an irrevocable stop transfer instruction on all Shares beneficially owned by the undersigned until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Shares and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

CHINA BROADBAND, INC.

By: _________________________________
Name:
Title:

Address for Notice:
_________________________________
_________________________________

390,000
Number of Ordinary Shares

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

CHINA CABLECOM HOLDINGS, LTD.

By:_________________________________
Name:
Title:

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